SLR CAPITAL PARTNERS, LLC

SLR SECURED LENDING PARTNERS, LLC

Appendix A: Joint Code of Ethics and Insider Trading Policy

I.
INTRODUCTION

SLR Capital Partners, LLC and SLR Secured Lending Partners, LLC (each an “Adviser” and together, the “Advisers”) seek to foster and maintain a reputation for honesty, integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in the Advisers are highly valued and must be protected. The Advisers have adopted this Code of Ethics (the “Code”) in accordance with Rules 204A-1 under the Advisers Act and Rule 17j-l under the Investment Company Act. The Code includes the Advisers’ policy with respect to personal investment and trading and its insider trading policy and procedures. SLR Investment Corp., SCP Private Credit Income BDC LLC, SLR HC BDC LLC, SLR Private Credit BDC II LLC and SLR Secured Specialty Lending Fund (collectively referred to as, the “BDC” or the “Company”) have similarly and jointly adopted this Code of Ethics. Thus, this Code of Ethics is applicable to all Access Persons (as defined below) of the Advisers and the Company (collectively “SLR Capital”).

II.
DEFINITIONS
A.
Access Person. The term “Access Person” means (i) any Supervised Person who (1) has access to nonpublic information regarding a Client’s purchase or sale of securities; (2) has access to nonpublic information regarding the portfolio holdings of any Reportable Fund; and/or (3) is involved in making securities recommendations to Clients or who has access to such recommendations that are nonpublic and (ii) all of the directors (other than disinterested directors), officers, employees, members or partners of SLR Capital that are not included in (i) of this paragraph. By way of example, Access Persons include portfolio management personnel and service representatives who communicate investment advice to Clients.
B.
Advisers Act. The term “Advisers Act” means the Investment Advisers Act of 1940, as amended.
C.
Automatic Investment Plan. An “Automatic Investment Plan” is a program in which regular periodic purchases or withdrawals are made automatically in or from investment accounts according to a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.
D.
Beneficial Ownership Interest. You will be considered to have “Beneficial Ownership Interest” in a Security if you have a Pecuniary Interest in the Security. If you have any question about whether an interest in a Security or an account constitutes Beneficial Ownership of that Security, you should contact the Chief Compliance Officer.
E.
Chief Compliance Officer. The “Chief Compliance Officer” is the Access Person designated respectively by Adviser and BDC for each entity respectively as such, as identified in SLR Capital’s Compliance Policies and Procedures Manual.
F.
Client. The term “Client” means any investment entity or account advised or managed or sub-advised by Adviser, including any pooled investment vehicle advised or sub‑advised by Adviser.

G.
Commission. The term “Commission” means the United States Securities and Exchange Commission.
H.
Compliance Officer. The term “Compliance Officer” shall mean an Access Person deemed by SLR Capital to be sufficiently experienced to perform senior-level compliance functions, and shall include the Chief Compliance Officer.
I.
Disinterested Director. The term “Disinterested Director” means a director of the Company who is not an “interested person” of the Company within the meaning of Section 2(a)(19) of the Investment Company Act.
J.
Exchange Act. The term “Exchange Act” means the Securities Exchange Act of 1934, as amended.
K.
Federal Securities Laws. The term “Federal Securities Laws” means the Securities Act, the Exchange Act, the Sarbanes-Oxley Act of 2002, the Investment Company Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted under the Bank Secrecy Act by the Commission or the Department of the Treasury.
L.
Fund. The term “Fund” means any pooled investment vehicle, whether registered, required to be registered, or exempt from registration as an “investment company” pursuant to the Investment Company Act.
M.
Immediate Family. The term “Immediate Family” includes a Supervised Person’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother‑in‑law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.
N.
Broad-Based Securities. The term “Broad-Based Securities” means interests in exchange‑traded funds or derivatives based on broad-based market indices, sectors, or industries. This term does not include custom exchange-traded funds or exchange-traded funds based on less than 5 companies.
O.
Initial Public Offering. The term “Initial Public Offering” means an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.
P.
Investment Company Act. The term “Investment Company Act” means the Investment Company Act of 1940, as amended.
Q.
Limited Offering. The term “Limited Offering” means an offering, typically referred to as a “private placement”, that is exempt from registration under the Securities Act.
R.
Non-Reportable Securities. The term “Non-Reportable Securities” means: (i) direct obligations of the U.S. Government; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (defined as any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization), including repurchase agreements; (iii) shares issued by money market funds; (iv) shares issued by open‑end funds registered under the Investment Company Act, other than Reportable Funds; and (v) shares issued by unit investment trusts that are invested exclusively in one or more open end funds, none of which are Reportable Funds.

S.
Partners. The term “Partners” refers to Michael Gross and Bruce Spohler.
T.
Pecuniary Interest. You will be considered to have a “Pecuniary Interest” in a Security if you, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Security. The term “Pecuniary Interest” is construed very broadly. The following examples illustrate this principle: (i) ordinarily, you will be deemed to have a “Pecuniary Interest” in all Securities owned by members of your Immediate Family who share the same household with you; (ii) if you are a general partner of a general or limited partnership, you will be deemed to have a “Pecuniary Interest” in all Securities held by the partnership; (iii) if you are a shareholder of a corporation or similar business entity, you will be deemed to have a “Pecuniary Interest” in all Securities held by the corporation if you are a controlling shareholder or have or share investment control over the corporation’s investment portfolio; (iv) if you have the right to acquire equity Securities through the exercise or conversion of a derivative Security, you will be deemed to have a Pecuniary Interest in the Securities, whether or not your right is presently exercisable; (v) if you are the sole member or a manager of a limited liability company, you will be deemed to have a Pecuniary Interest in the Securities held by the limited liability company; and (vi) ordinarily, if you are a trustee or beneficiary of a trust, where either you or members of your Immediate Family have a vested interest in the principal or income of the trust, you will be deemed to have a Pecuniary Interest in all Securities held by that trust. If you have any questions about whether an interest in a Security or an account constitutes a Pecuniary Interest, you should contact the Chief Compliance Officer.
U.
Reportable Fund. The term “Reportable Fund” means (i) any Fund for which Adviser serves as investment adviser; or (ii) any Fund whose investment adviser or principal underwriter controls Adviser, is controlled by Adviser, or is under common control with Adviser. As used in this definition, the term control has the same meaning as it does in Section 2(a)(9) of the Investment Company Act.
V.
Reportable Security. The term “Reportable Security” means all Securities other than Non-Reportable Securities. Reportable Securities include Broad-Based Securities, municipal securities and any other securities not specifically included in the definition of a Non-Reportable Security.
W.
Restricted List. The “Restricted List” is a list maintained by the Chief Compliance Officer as specified by SLR Capital’s Insider Trading Policies and Procedures.
X.
SEC. The term “SEC” means the U.S. Securities and Exchange Commission.
Y.
Securities Act. The term “Securities Act” means the Securities Act of 1933, as amended.
Z.
Security. The term “Security” has the same meaning as it has in section 202(a)(18) of the Advisers Act. For purposes of this Code, the following are Securities:

Any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security.

The following are not Securities:

Commodities, futures and options traded on a commodities exchange, including currency futures, except that (i) options on any group or index of Securities and (ii) futures on any group or narrow-based index of Securities are Securities.

You should note that “Security” includes a right to acquire a Security, as well as an interest in a collective investment vehicle (such as a limited partnership or limited liability company).

AA.
Supervised Person. The term “Supervised Person” means (i) any partner, member, officer or director of SLR Capital, or other person occupying a similar status or performing similar function; (ii) any employee of SLR Capital; (iii) any U.S. consultant who has been contracted by SLR Capital for more than ninety (90) days; and (iv) any other person who provides advice on behalf of SLR Capital and is subject to SLR Capital’s supervision and control.
III.
ANTI-BRIBERY REQUIREMENTS

The Advisers are committed to complying with the laws and regulations designed to combat bribery and corruption (herein after referred to as “anti-bribery”) and to seeking and retaining business on the basis of merit, not through bribery or corruption.

It is the Advisers’ policy that:

•
Personnel may not provide anything of value to obtain or retain business or favored treatment from public officials; candidates for office; employees of state-owned enterprises; clients/customers, or suppliers; any agent of the aforementioned parties; or any other person with whom the Adviser does or anticipates doing business.
•
The prohibition against providing “anything of value” to obtain or retain business or favored treatment includes obvious improper payments, such as cash bribes or kickbacks, but also may include other direct or indirect benefits and advantages, such as gifts, meals, entertainment, charitable contributions, and offers of employment or internships that are inappropriate.
•
The prohibition extends not only to public officials, but also to corporate clients and other private parties.
•
The Advisers prohibit its personnel from requesting or accepting bribes and other improper financial advantages, as well as offering them.

The Advisers maintain written policies, procedures and internal controls reasonably designed to comply with anti-bribery laws (the “Anti-Bribery Program”). The Anti-Bribery Program includes a risk assessment process, education and training, review and approval processes, due diligence procedures, accounting processes and independent testing processes. The Advisers expect all of its agents and vendors to (i) maintain policies and procedures applicable to their circumstances and proportionate to the risks they face and (ii) to act at all times in a manner consistent with the Advisers’ anti-bribery policies.

Personnel who engage in or facilitate bribery, or who fail to comply with all applicable anti-bribery laws, regulations, and the Adviser’s anti-bribery and related policies, may be subject to disciplinary action. The Advisers reserve the right to terminate immediately any business relationship that violates the Advisers’ anti-bribery policies.

The Advisers will conduct targeted email reviews, discussion of the policy will be conducted in code of ethics training. Any exceptions to the policy will be reported to Management.

IV.
PERSONAL INVESTMENT AND TRADING POLICY
A.
General Statement

SLR Capital is committed to maintaining the highest standard of business conduct.

SLR Capital and its Supervised Persons must not act or behave in any manner or engage in any activity that (1) involves or creates even the suspicion or appearance of the misuse of material, nonpublic information by SLR Capital or any Supervised Person or (2) gives rise to, or appears to give rise to, any breach of fiduciary duty owed to any Client or investor.

In addition, the Federal Securities Laws require that investment advisers maintain a record of every transaction in any Security, with certain exceptions, as described below, in which any Access Person acquires or disposes of Beneficial Ownership where the Security is or was held in an account over which the Access Person has direct or indirect influence or control. Given the current size of its operations, SLR Capital has chosen to require reporting of transactions, as well as pre-approval of certain transactions, for all Supervised Persons (subject to the specific exceptions in the Code), rather than only Access Persons. Notwithstanding the foregoing, Disinterested Directors are not subject to the preclearance and reporting requirements of the Code. However, with respect to the Company’s securities Disinterested Directors must transact during the window periods as described in Appendix VII of this Code of Ethics and subsequently report the transaction detail to the Company on the day of the transaction.

SLR Capital has developed the following policies and procedures relating to personal trading in Securities and the reporting of such personal trading in Securities in order to ensure that each Supervised Person satisfies the requirements of this Code.

B.
Requirements of this Code
1.
Duty to Comply with Applicable Laws.

All Supervised Persons are required to comply with the Federal Securities Laws, the fiduciary duty owed by the Advisers to their Clients, as applicable, and this Code.

2.
Insider Trading Controls

All Supervised Persons are required to comply with the Insider Trading Policies and Procedures adopted by the Advisers and the BDC which appears as Appendix VII of this Code of Ethics and is incorporated herein by this reference.

3.
Duty to Report Violations.

Each Supervised Person is required by law to promptly notify the Chief Compliance Officer or designee in the event he or she knows or has reason to believe that he or she or any other Supervised Person has violated any provision of this Code. If a Supervised Person knows or has reason to believe that the Chief Compliance Officer has violated any provision of this Code, the Supervised Person must promptly notify the Chief Financial Officer and is not required to notify the Chief Compliance Officer.

SLR Capital is committed to fostering a culture of compliance. SLR Capital therefore urges you to contact the Chief Compliance Officer or designee if you have any questions regarding compliance. You will not be penalized and your status at SLR Capital will not be jeopardized by communicating with the Chief Compliance Officer. Reports of violations or a suspected violation also may be submitted anonymously to the Chief Compliance Officer or designee. Any retaliatory action taken against any person who in good faith reports a violation or a suspected violation of this Code is itself a violation of this Code and cause for appropriate corrective action, including dismissal.

4.
Supervised Personnel to be Supplied Copies, and Furnish Acknowledgements of Receipt of the Code of Ethics and Any Amendments Thereof.

SLR Capital will provide all Supervised Persons with a copy of this Code and all subsequent amendments. By law, all Supervised Persons must in turn provide written acknowledgement to the Chief Compliance Officer or designee of their initial receipt and review of this Code, their annual review of this Code and their receipt and review of any subsequent amendments to this Code.

C.
Restrictions on Supervised Persons Trading in Securities
1.
Generally.

Purchases of Reportable Securities (other than Broad-Based Securities) by Supervised Persons and participation by Supervised Persons in an Initial Public Offering or Limited Offering require advance preclearance approval, in writing, by a Compliance Officer together with the specific approval of both Partners.

Sales of Reportable Securities (other than Broad-Based Securities) by Supervised Persons require advance preclearance approval, in writing, by a Compliance Officer together with the specific approval of both Partners.

All Supervised Person personal trading in Securities (other than Broad-Based Securities) is subject to the following further requirements and/or restrictions.

(a)
Any transaction in a Security subject to the Restricted List of issuers maintained by SLR Capital is strictly prohibited.
(b)
Any transaction in a Security which the Supervised Person knows or has reason to know is being purchased or sold, or is being considered for purchase or sale, by or on behalf of a Client is prohibited until the Client’s transaction has been completed or consideration of the transaction is abandoned. A Security is “being considered for purchase or sale” the earlier of (i) when a recommendation to purchase or sell has been made and communicated or (ii) the Security is placed on Adviser’s research project lists or, (iii) with respect to the Supervised Person making the recommendation, when the Supervised Person seriously considers making such a recommendation.
(c)
No Supervised Person may engage in a transaction in a Security, which includes an interest in a Fund, if the Supervised Person’s transaction would otherwise disadvantage or appear to disadvantage a Client or if the Supervised Person would inappropriately profit from or appear to so profit from the transaction, whether or not at the expense of the Client. For the avoidance of doubt, this prohibition applies to any Security held, at the time of a personal transaction, in any Client account.
(d)
Any transaction in a Security during the period which begins three days before and ends three days after any Client has traded in that Security is prohibited, unless approved by a Compliance

Officer.
(e)
No matched purchases and sales, or sales and purchases, in the same Security within a thirty-day period may be transacted without the advance approval of a Compliance Officer. This is requirement is reviewed on a “first-in, first-out” basis. This means that a security that is already in someone’s portfolio may be sold within thirty-days of a purchase if certain shares of that security were in the portfolio prior to the thirty-day period.
(f)
Personal account trading must be done on the Supervised Person’s own time without placing undue burden on SLR Capital’s time.
(g)
No personal trades should be undertaken which are beyond the financial resources of the Supervised Person.
(h)
Supervised Persons are prohibited from participating in prediction markets where the relevant event is tied to financial markets, securities or other financial instruments, issuers, corporate transactions, or investment-related outcomes.
(i)
For the avoidance of doubt:
(i)
Supervised Person Transactions in Broad-Based Securities are subject to the reporting, but not the preclearance requirements of this Code.
(ii)
Supervised Person Transactions in Reportable Securities other than Broad-Based Securities are subject to both the preclearance and the reporting requirements of this Code.
(iii)
Supervised Person Transactions by Disinterested Directors are not subject to the preclearance and reporting requirements of this Code. However, with respect to the Company’s securities Disinterested Directors must transact during the window periods and subsequently report the transaction detail to the Company on the day of the transaction.
2.
Accounts of Record
(a)
You may not hold, and you may not permit any other person or entity to hold, on your behalf, any publicly traded Reportable Securities in which you have, or by reason of a Supervised Person Purchase Transaction (as hereinafter defined) will acquire, a Beneficial Ownership Interest, except through an “account of record” with the Adviser maintained with a bank or registered broker-dealer custodian (a “custodian”) or a registered investment adviser. An “account of record” is defined as an official, documented account with the Adviser where all holdings of publicly traded Reportable Securities with a Beneficial Ownership Interest must be maintained. This account must be held with a bank, registered broker-dealer custodian, or registered investment adviser, ensuring that the Adviser has a complete and accurate record of these holdings.
(b)
You must provide written notice to a Compliance Officer of your opening of an account with a bank or broker-dealer custodian or an investment adviser through which you (or your investment adviser, acting on your behalf) have the ability to purchase or sell publicly traded Reportable Securities promptly after opening the account, and in any event before the first order for the purchase or sale of such Securities is placed through the account. A Compliance Officer will then ask you to complete and sign a written notice to the account custodian or investment adviser (the forms of which are attached as Appendix IV and Appendix V hereto) which discloses your affiliation with the Advisers and requests that duplicate hard copies of trade confirmations and periodic statements reflecting all holdings and transactions within the account be promptly and confidentially sent to the attention of the Chief Compliance Officer.1 A Compliance Officer will review and, upon approval, transmit the notice to your account custodian or investment adviser.
3.
Transactions of Immediate Family Members.

There is a presumption that a Supervised Person can exert some measure of influence or control over accounts held by members of such person’s Immediate Family sharing the same household. Therefore, transactions by Immediate Family members sharing the same household are subject to the policies herein. A Supervised Person may rebut this presumption by presenting convincing evidence, in writing, to the Chief Compliance Officer and request an exemption to one or more policies herein. All exemptions must be approved by the Chief Compliance Officer, in writing.

4.
The following are Exempt Transactions that do not require preclearance by a Compliance Officer:
(a)
Any transaction in Securities in an account over which a Supervised Person does not have any direct or indirect influence or control (such as a fully discretionary managed account through a registered investment adviser) except for IPOs and private securities. To rely upon this exemption, Supervised Persons must provide: (1) information about a trustee or third–party manager’s relationship to the Supervised Person (i.e., independent professional versus friend or relative; unaffiliated versus affiliated firm); (2) periodic certifications regarding the Supervised Persons’ influence or control over trusts or accounts (or obtain the certification from the third party manager or trustee when requested); and (3) when requested, reports on holdings and/or transactions made in the trust or discretionary account to identify transactions that would have been prohibited pursuant to the Code of Ethics, absent reliance on the reporting exemption.
(b)
Purchases of Securities under Automatic Investment Plans (such as an employer-sponsored 401(k) plan).
(c)
Investments made to 529 College Savings Plan which are state-sponsored investment accounts designed specifically to help you save for future education costs.
(d)
Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities in which a Supervised Person has a Beneficial Ownership Interest.
(e)
Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities in which a Supervised Person has a Beneficial Ownership Interest.
(f)
Such other specific or classes of transactions as may be exempted from time to time by the Chief Compliance Officer based upon a determination that the transactions are unlikely to violate Rule 204A-1 under the Advisers Act.

1 In lieu of using the referenced Appendices requesting the forwarding of hard-copy confirmations and account statements, the Adviser will ordinarily ask, if feasible, that the account custodian agree to establish an automatic electronic feed of all account holding and transaction activity to the Adviser’s area of the Comply online “cloud” system which the Advisers have licensed from Comply, Inc.

5.
Supervised Person Transaction Preclearance and Execution Procedures

The following procedures shall govern all transactions in which a Supervised Person or their immediate family members sharing the same household will sell (a “Supervised Person Sale Transaction”) or acquire (a “Supervised Person Purchase Transaction”; together with “Supervised Person Sale Transaction”, a “Supervised Person Transaction”) a Beneficial Ownership Interest and which are subject to the requirement of securing advance preclearance approval, in writing, by a Compliance Officer.

(a)
Preclearance.

Requests for preclearance of Supervised Person Transactions are to be delivered, confidentially and in writing (via the Adviser’s email network), to the attention of a Compliance Officer and both Partners. Responses on behalf of such Compliance Officer and both Partners will be conveyed, confidentially and in writing ordinarily via email, within two (2) business days regarding Supervised Person Transaction requests involving publicly traded Reportable Securities and five (5) business days regarding Transaction requests involving other Reportable Securities.

(i)
Supervised Person Purchase Transactions.

Preclearance of Supervised Person Purchase Transactions may be withheld for any reason, or no reason, in the sole discretion of the Chief Compliance Officer and both Partners.

(ii)
Supervised Person Sale Transactions.

A Supervised Person Sale may be disapproved if it is determined by the Chief Compliance Officer and both Partners that the Supervised Person is unfairly benefiting from, or that the transaction is in conflict with, or appears to be in conflict with, any Client Transaction (as defined below), any of the above-described trading restrictions, or otherwise by this Code. The determination that a Supervised Person may unfairly benefit from, or that a Supervised Person Sale may conflict with or appears to be in conflict with, a Client Transaction will be subjective and individualized, and may include questions about the timely and adequate dissemination of information, availability of bids and offers, and other factors deemed pertinent for an individual Client transaction or series of transactions. It is possible that a disapproval of a Supervised Person Sale could be costly to a Supervised Person or members of a Supervised Person’s family; therefore, each Supervised Person should take great care to adhere to SLR Capital’s trading restrictions and avoid conflicts of interest or the appearance of conflicts of interest.

Any disapproval of a Supervised Person Sale Transaction shall be in writing. A Supervised Person may appeal any such disapproval by written notice to the Partners within two business days after receipt of notice of disapproval.

(b)
Executions of Supervised Person Transactions.
(i)
Transactions in Publicly Traded Reportable Securities.

Supervised Person Transactions in publicly traded Reportable Securities must, except upon the advance written approval of a Compliance Officer, be executed through an account of record with the Adviser. An “account of record” is defined as an official, documented account with the Adviser where all holdings of publicly traded Reportable Securities with a Beneficial Ownership Interest must be maintained. This account must be held with a bank, registered broker-dealer custodian, or registered investment adviser, ensuring that the Adviser has a complete and accurate record of these holdings.

(ii)
Transactions in Other Reportable Securities.

Confirmation of Supervised Person Transactions in all other Reportable Securities must be promptly conveyed, confidentially and in writing, to the attention of the Chief Compliance Officer.

V.
REPORTING
A.
Reports About Securities Holdings and Transactions

Access Persons must submit to the Chief Compliance Officer or designee periodic written reports about their Securities holdings, transactions, and accounts, and the Securities of other persons if the Access Person has a Beneficial Ownership Interest in such Securities and the accounts of other persons if the Access Person has direct or indirect influence or control over such accounts.2 The obligation to submit these reports and the content of these reports are governed by the Federal Securities Laws. The reports are intended to identify conflicts of interest that could arise when a Access Person invests in a Security or holds accounts that permit these investments, and to promote compliance with this Code. The Advisers are sensitive to privacy concerns and will try not to disclose your reports to anyone unnecessarily. Report forms are attached.

Failure to file a timely, accurate, and complete report is a serious breach of Commission rules and this Code. If an Access Person is late in filing a report, or files a report that is misleading or incomplete, the Access Person may face sanctions including identification by name to the Chief Compliance Officer, withholding of salary or bonuses, or termination of employment.

1.
Initial Securities Holdings Disclosure Reports: Within ten days after you become a Access Person, you must submit to the Chief Compliance Officer or designee a securities accounts report (a form of which is attached as Appendix II thereto) and private investments report (a form of which is attached as Appendix VI thereto) based on information that is current as of a date not more than 45 days prior to the date you become a Access Person.
(a)
The Initial Report of Securities Accounts contains the following:
(i)
The name/title and type of Security, and, as applicable, the exchange ticker symbol or CUSIP number, the number of equity shares and principal amount of each Reportable Security in which you had a Beneficial Ownership Interest. You may provide this information by referring to attached copies of broker transaction confirmations or account statements from the applicable record keepers that contain the information.
(ii)
The name and address of any broker, dealer, or bank or other institution (such as a general partner of a limited partnership, or transfer agent of a company) that maintained any account holding any Securities in which you have a Beneficial Ownership Interest, and the account numbers and names of the persons for whom the accounts are held.
(iii)
An executed statement (and a letter or other evidence) pursuant to which you have instructed each broker, dealer, bank, or other institution to provide duplicate account statements and confirmations of all Securities transactions, unless the Adviser indicates that the information is otherwise available to it. The form of this statement is attached as Appendix IV (for personal accounts) and Appendix V (for related accounts) hereto.

2 In lieu of employing the referenced Appendices, Supervised Personnel will ordinarily perform required reporting by utilizing the Comply online system which the Advisers have licensed from Comply, Inc.

(iv)
The date you submitted the report.
(b)
The Initial Report of Private Investments contains the following:
(i)
A description of all private investments in which you have a Beneficial Ownership Interest, the principal amount of those private investments, the approximate dates of acquisition, and whether the private investments involve or are associated with companies that have publicly traded debt or equity.
(ii)
The date you submitted the report.
2.
Quarterly Transaction Report: Unless, as noted below, the Chief Compliance Officer already receives trade confirmations or account statements for all of your transactions in Reportable Securities, within 30 days after the end of each calendar quarter, you, as a Access Person, must submit to the Chief Compliance Officer or designee a transaction report, a form of which is attached as Appendix III hereto, that contains:
(a)
With respect to any transaction during the quarter in any Reportable Security in which you had, or as a result of the transaction acquired, a Beneficial Ownership Interest:
(i)
The date of the transaction, the name/title and as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date, the number of equity shares of, or the principal amount of debt represented by, and principal amount of each Reportable Security involved;
(ii)
The nature of the transaction, i.e., purchase, sale or other type of acquisition or disposition;
(iii)
The price at which the transaction in the Reportable Security was effected;
(iv)
The name of the broker, dealer, bank, or other institution with or through which the transaction was effected.
(b)
The name and address of any broker, dealer, bank, or other institution, such as a general partner of a limited partnership, or transfer agent of a company, that maintained any account in which any Securities were held during the quarter in which you have a Beneficial Ownership Interest, the account numbers and names of the persons for whom the accounts were held, and the date when each account was established.
(c)
An executed statement, and a letter or other evidence, pursuant to which you have instructed each broker, dealer, bank, or other institution that has established a new account over which you have direct or indirect influence or control during the past quarter to provide duplicate account statements and confirmations of all Securities transactions to SLR Capital, unless SLR Capital indicates that the information is otherwise available to it. The form of this statement is attached as Appendix IV and Appendix V hereto.
(d)
The date that you submitted the report.

***You need not submit a quarterly transaction report to the Chief Compliance Officer or designee if it would duplicate information contained in trade confirmations or account statements already received by the Chief Compliance Officer or designee, provided that those trade confirmations or statements are received not later than 30 days after the close of the calendar quarter in which the transaction takes place. ***

3.
Annual Securities Holdings Disclosure Reports: Each Access Person must, no later than February 14 of each year, submit to the Chief Compliance Officer or designee an annual securities accounts report (a form of which is attached as Appendix II thereto) and private investments report (a form of which is attached as Appendix VI thereto), that is current as of a date no earlier than December 31 of the prior calendar year (the “Annual Report Date”) and that contains:
(a)
The name/title and type of Security, and, as applicable, the exchange ticker symbol or CUSIP number, the number of equity shares and principal amount of each Reportable Security in which you had a Beneficial Ownership Interest. You may provide this information by referring to attached copies of broker transaction confirmations or account statements from the applicable record keepers that contain the information.
(b)
The name and address of any broker, dealer, investment advisor or bank or other institution, such as a general partner of a limited partnership, or transfer agent of a company, that maintained any account holding any Securities in which you have a Beneficial Ownership Interest on the Annual Report Date, the account numbers and names of the persons for whom the accounts are held, and the date when each account was established; this information may be provided through copies of statements of each such account.
(c)
A description of any private investments in which you have a Beneficial Ownership Interest on the Annual Report Date, the principal amount of the investment, the approximate date of the acquisition, and whether the private investment involves or is associated with a company that has publicly trade debt or equity.
(d)
The date that you submitted the report.

Exception to requirement to list transactions or holdings subject to V.A.1, V.A.2 and V.A.3(a) above: You are not required to submit (i) holdings or transactions reports for any account over which you had no direct or indirect influence or control (such as a fully discretionary managed account through a registered investment advisor) or (ii) transaction reports with respect to transactions effected pursuant to an Automatic Investment Plan, unless requested by SLR Capital. You must still identify the existence of the account in your list of accounts. Transactions that override preset schedules or allocations of an automatic investment plan or trades that are directed by you in a fully discretionary managed account, however, must be included in a quarterly transaction report.

In order to take advantage of part (i) of the exception (accounts over which you had no direct or indirect influence or control), Access Persons must provide:

•
Information about a trustee or third–party manager’s relationship to the Access Person (i.e., independent professional versus friend or relative; unaffiliated versus affiliated firm);
•
periodic certifications regarding the Access Persons’ influence or control over trusts or accounts (or obtain the certification from the third party manager or trustee when requested);
•
when requested, reports on holdings and/or transactions made in the trust or discretionary account to identify transactions that would have been prohibited pursuant to the Code of Ethics, absent reliance on the reporting exemption.
4.
Please ask the Chief Compliance Officer if you have questions about the above-described disclosure and transaction reporting requirements.
B.
Review of Reports and Other Documents

The Chief Compliance Officer or designee will review each report submitted by Access Persons, and each account statement or confirmation from institutions that maintain their accounts, as promptly as practicable. In any event all Initial Disclosure Reports will be reviewed within 20 business days of receipt, the review of all timely-submitted Quarterly Transaction Reports will be completed by the end of the quarter in which received and the Annual Holdings Report will be reviewed by March 1 each year. As part of his or her review, the Chief Compliance Officer or his or her designee will confirm that all necessary pre-approvals have been obtained. To ensure adequate scrutiny, documents concerning a member of the Compliance Office will be reviewed by a different member of the Compliance Office, or if there is only one member of the Compliance Office, by the Chief Financial Officer.

A report documenting the above review and any exceptions noted will be prepared by the Chief Compliance Officer and circulated to the Partners within 60 days of the end of the quarter in which the reports were received.

Review of submitted holding and transaction reports will include not only an assessment of whether the Access Person followed all required procedures of this Code, such as preclearance, but may also: compare the personal trading to any restricted lists; assess whether the Access Person is trading for his or her own account in the same securities he or she is trading for Clients, and, if so, whether the Clients are receiving terms as favorable as the Access Person receives; periodically analyze the Access Person’s trading for patterns that may indicate abuse, including market timing; investigate any substantial disparities between the quality of performance the Access Person achieves for his or her own account and that he or she achieves for Clients; and investigate any substantial disparities between the percentage of trades that are profitable when the Access Person trades for his or her own account and the percentage that are profitable when he or she places trades for Clients.

VI.
POLICY ON GIFTS

Gifts. A Supervised Person is prohibited from improperly using his or her position to obtain an item of value from any person or company that does business with SLR Capital. Supervised Persons must report to a Compliance Officer receipt of any gift greater than $300 in value from any person or company that does business with the Company. Unsolicited business entertainment, including meals or tickets to cultural and sporting events do not need to be reported if: a) they are not so frequent or of such high value as to raise a question of impropriety and b) the person providing the entertainment is present at the event.

Regardless of dollar value, Supervised Persons may not give a gift or provide entertainment that is inappropriate under the circumstances, or inconsistent with applicable law or regulations, to persons associated with securities or financial organizations, exchanges, member firms, commodity firms, news media, or Clients. Persons must obtain clearance from a Partner and a Compliance Officer prior giving any gift greater than $300 in value to any person or company that does business with the Company.

Supervised Persons should not give or receive gifts or entertainment that would be embarrassing to themselves or to SLR Capital if made public.

VII.
COMPLIANCE
A.
Certificate of Receipt

Supervised Persons are required to acknowledge receipt of the Compliance Manual and, therefore, your copy of this Code and that you have read and understood the Compliance Manual. A form for this purpose is attached to this Code as Appendix I.

B.
Annual Certificate of Compliance

Supervised Persons are required to certify upon becoming a Supervised Person or the effective date of this Code, whichever occurs later, and annually thereafter, that you have read and understand this Code and recognize that you are subject to this Code. Each annual certificate will also state that you have complied with all of the requirements of this Code during the prior year.

C.
Remedial Actions

If you violate this Code, including filing a late, inaccurate or incomplete holdings or transaction report, you will be subject to remedial actions, which may include, but are not limited to, any one or more of the following: (1) a warning; (2) disgorgement of profits; (3) imposition of a fine, which may be substantial; (4) demotion, which may be substantial; (5) suspension of employment, with or without pay; (6) termination of employment; or (7) referral to civil or governmental authorities for possible civil or criminal prosecution. If you are normally eligible for a discretionary bonus, any violation of the Code may also reduce or eliminate the discretionary portion of your bonus.

VIII.
RETENTION OF RECORDS

The Chief Compliance Officer will maintain, for a period of five years unless specified in further detail below, the records listed below. The records will be maintained at the Advisers’ principal place of business for at least two years and in an easily accessible, but secured, place for the entire five years.

A.
A record of the names of persons who are currently, or within the past five years were, Access Persons of Adviser.
B.
The Annual Certificate of Compliance signed by all persons subject to this Code acknowledging receipt of copies of the Code and acknowledging they are subject to it and will comply with its terms. All Annual Certificates of each Supervised Person must be kept for five years after the individual ceases to be a Supervised Person.
C.
A copy of each Code that has been in effect at any time during the five-year period.
D.
A copy of each report made by a Supervised Person pursuant to this Code, including any broker trade confirmations or account statements that were submitted in lieu of the persons’ quarterly transaction reports.
E.
A record of all known violations of the Code and of any actions taken as a result thereof, regardless of when the violations were committed.
F.
A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities by Supervised Persons, for at least five years after the end of the fiscal year in which the approval is granted.

G.
A record of all reports made by the Chief Compliance Officer related to this Code.
IX.
NOTICES.

For purposes of this Code, all notices, reports, requests for clearance, questions, contacts, or other communications to the Chief Compliance Officer will be considered delivered if provided to the Chief Compliance Officer via the Advisers’ email network.

X.
REVIEW.

This Code will be reviewed by the Chief Compliance Officer on an annual basis to ensure that it is meeting its objectives, is functioning fairly and effectively, and is not unduly burdensome to the Advisers or Supervised Persons. The Chief Compliance Officer shall issue a report, in writing, to the Board of Directors of the Company stating his or her findings and recommendations as a result of each such review on no less frequently than an annual basis.

Supervised Persons are encouraged to contact the Chief Compliance Officer with any comments, questions or suggestions regarding implementation or improvement of the Code.